UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2004

DIGITAL ANGEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

1-15177

52-1233960

(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Villaume Avenue, South St. Paul, MN 55075
(Address of Principal Executive Offices) (Zip Code)

(Registrant’s telephone number, including area code)    (651) 455-1621

Not applicable.

(Former name or former address, if changed since last report.)

Item 5.                                                           Other Events

Digital Angel Corporation (the “Company”) and Schering-Plough Animal Health Corporation (“Schering”), a wholly-owned subsidiary of Schering-Plough Corporation (NYSE: SGP), entered into a Product Supply and Distribution Agreement dated July 27, 2004. The Company’s products subject to this agreement are the temperature sensing product, shelter product and recording forms and tags for the database and system described in the agreement. During the ten-year agreement, the Company is to exclusively manufacture, supply and sell to Schering and Schering is to exclusively purchase from the Company the products.  The Product Supply and Distribution Agreement prohibits the Company from manufacturing, supplying or selling the products to any other person or entity within the United States.  The agreement grants exclusive distribution rights to Schering in the United States.  A copy of the Product Supply and Distribution Agreement is attached hereto as Exhibit 10.1.

Item 7.                                                           Exhibits and Reports on Form 8-K.

(a)                      No financial statements are required to be filed as part of this Current Report on Form 8-K.

(b)                     No pro forma financial information is required to be filed as part of this Current Report on Form 8-K.

(c)                      The following exhibit is filed as part of this Current Report on Form 8-K

10.1   Product Supply and Distribution Agreement as of July 27, 2004 by and between Schering-Plough Animal Health Corporation and Digital Angel Corporation*

* Portions of such exhibit are omitted pursuant to a request for confidential treatment filed with the Commission by the Company. Such omitted portion has been filed separately with the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2004

/s/ James P. Santelli
Digital Angel Corporation
James P. Santelli
Vice-President of Finance and Chief Financial Officer